As filed with the Securities and Exchange Commission on August 28, 2020

Registration No. 333-225695

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL INDEMNITY GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	85-2619578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004

(610) 664-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas M. McGeehan

Chief Financial Officer

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004

(610) 664-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Eisman

Dwight S. Yoo

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Telephone: (213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A common shares, no par value	(1)	(1)	(1)	(1)

(1)

No additional securities are to be registered, and the registration fee was paid upon filing of the original Registration Statement on Form S-3 (File No. 333-225695). Therefore, pursuant to Rule 457(p), no further registration fee is required.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to Registration Statement No. 333-225695 on Form S-3 (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Global Indemnity Group, LLC, a Delaware limited liability company (“GI-Delaware”), as successor issuer to Global Indemnity Limited, a Cayman Islands exempted company (“GI-Cayman”). On August 28, 2020 at 12:01 a.m. (Eastern time) (the “Effective Time”), the scheme of arrangement (the “Scheme of Arrangement”) involving GI-Cayman and GI-Delaware (as described in GI-Cayman’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2020 relating to the special scheme meeting and the extraordinary general meeting of the holders of Global Indemnity Limited A ordinary shares and B ordinary shares held on August 25, 2020) became effective.

Upon effectiveness of the Scheme of Arrangement, (i) GI-Cayman merged with and into New CayCo, a newly formed and wholly-owned subsidiary of GI-Delaware incorporated in the Cayman Islands as an exempted company with limited liability (“New CayCo”), following which, New CayCo survived the merger (the “Amalgamation”); (ii) in consideration for the Amalgamation, GI-Delaware issued common shares of GI-Delaware to the shareholders of record of GI-Cayman as of 5:00 p.m. (Eastern Time) on August 27, 2020 on the following basis: for each A ordinary share of GI-Cayman (“GI-Cayman A Ordinary Share”) cancelled, one class A common share of GI-Delaware (“GI-Delaware Class A Share”) was issued; and for each B ordinary share of GI-Cayman (“GI-Cayman B Ordinary Share”) cancelled, one class B common share of GI-Delaware (“GI-Delaware Class B Share”) was issued; and (iii) pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI-Cayman was dissolved.

As a result of the Scheme of Arrangement, (i) each holder of GI-Cayman A Ordinary Shares received one GI-Delaware Class A Share for each GI-Cayman A Ordinary Share owned by such holder, (ii) each holder of GI-Cayman B Ordinary Shares received one GI-Delaware Class B Share for each GI-Cayman B Ordinary Share owned by such holder and (iii) each of the preferred shares of GI-Delaware issued and outstanding immediately prior to the effective time of New CayCo’s merger into GI-Delaware (“New CayCo Merger”) shall continue to exist as shares of GI-Delaware, the surviving entity, following the New CayCo Merger.

Also, in connection with the effectiveness of the Scheme of Arrangement, GI-Delaware, among other things, assumed the outstanding awards that had previously been granted by GI-Cayman under GI-Cayman’s share incentive plans, as amended. These assumed awards have been adjusted to cover GI-Delaware Class A Shares, rather than GI-Cayman A Ordinary Shares, on a one-for-one basis.

This Post-Effective Amendment pertains to the adoption by GI-Delaware of the Registration Statement. GI-Delaware hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROSPECTUS

2,500,000 Shares

Class A Common Shares

The 2,500,000 class A common shares, no par value (the “Class A Common Shares”) of Global Indemnity Group, LLC (“GI-Delaware” or the “Company”) covered by this prospectus may be issued to participants in the Global Indemnity Limited 2018 Share Incentive Plan (the “Plan”) (i) upon the exercise of certain outstanding options to purchase the Class A Common Shares or (ii) in connection with the issuance of certain equity awards (“awards”), including stock options, restricted stock, and other share-based awards as authorized by the Plan and as further detailed in the section entitled “Description of the Plan” beginning on page 8 that are granted after the date of this prospectus. All awards are subject to the terms of the Plan and the applicable award agreement.

This prospectus also covers such additional Class A Common Shares that may become available from time to time under the Plan. We will receive the exercise or purchase price of these equity awards under the Plan if and when such awards are exercised.

Our Class A Common Shares are quoted on the Nasdaq Global Select Market under the symbol “GBLI.”

Investing in these securities involves risks. See “Risk Factors” beginning on Page 4 and the documents incorporated herein by reference.

Neither the SEC nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2020.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless the context requires otherwise, (1) “GI-Delaware,” the “Company,” “we,” “us” and “our” refer to Global Indemnity Group, LLC, a Delaware limited liability company, together with its consolidated subsidiaries, including GBLI Holdings, LLC, (2) references to “GBLI Holdings” refer to GBLI Holdings, LLC, (3) references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

PROSPECTUS SUMMARY

The 2,500,000 Class A Common Shares covered by this prospectus may be issued upon the exercise of certain outstanding equity awards held by participants in the Plan. In addition, after the date of this prospectus, we may grant certain awards, including stock options, restricted stock, and other share-based awards as authorized by the Plan and as further detailed in the section entitled “Description of the Plan” beginning on page 8, to participants in the Plan. All awards are subject to the terms of the Plan and the applicable award agreement.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

GLOBAL INDEMNITY GROUP, LLC

GI-Delaware, through its subsidiaries, is one of the leading specialty property and casualty insurers in the industry, provides its insurance products across a distribution network that includes binding authority, program, brokerage, and reinsurance. GI-Delaware is a holding company formed on June 23, 2020 under the laws of the State of Delaware. On August 28, 2020, GI-Delaware replaced Global Indemnity Limited (“GI-Cayman”) as the ultimate parent company pursuant to a Scheme of Arrangement whereby each of GI-Cayman’s A Ordinary Shares were cancelled and replaced with one Class A Common Share of GI-Delaware on a one for one basis and each B Ordinary Share of GI-Cayman was cancelled and replaced with one class B common share of GI-Delaware on a one for one basis. Our common shares are publicly traded on the Nasdaq Global Select Market under the trading symbol “GBLI.”

Subsequent to the completion of the redomestication, certain of our subsidiaries, including New CayCo, a Cayman Islands exempted company, were placed into liquidation, liquidated, or merged out of existence. In addition, substantially all of the assets of these companies, including intellectual property, were transferred to GI-Delaware.

Also, in connection with the effectiveness of the Scheme of Arrangement, GI-Delaware, among other things, assumed the outstanding awards that had previously been granted by GI-Cayman under GI-Cayman’s share incentive plans, as amended. These assumed awards have been adjusted to cover GI-Delaware Class A Shares, rather than GI-Cayman A Ordinary Shares, on a one-for-one basis.

GBLI Holdings (formerly known as Global Indemnity Group, Inc.) was incorporated in the State of Delaware in 2003 and is an indirect wholly-owned subsidiary of GI-Delaware.

We manage our business through four business segments:

(i) Commercial Specialty, Specialty Property, Farm, Ranch, & Stable, and Reinsurance Operations. Our Commercial Specialty segment offers specialty property and casualty insurance products in the excess and surplus lines marketplace. We manage Commercial Specialty by differentiating them into four product classifications: 1) Penn-America, which markets property and general liability products to small commercial businesses through a select network of wholesale general agents with specific binding authority; 2) United National, which markets insurance products for targeted insured segments, including specialty products, such as property, general liability, and professional lines through program administrators with specific binding authority; 3) Diamond State, which markets property, casualty, and professional lines products, which are developed by the Company’s underwriting department by individuals with expertise in those lines of business, through wholesale brokers and also markets through program administrators having specific binding authority; and 4) Vacant Express, which primarily insures dwellings which are currently vacant, undergoing renovation, or are under construction and is marketed through aggregators, brokers, and retail agents. These product classifications comprise the our Commercial Specialty business segment and are not considered individual business segments because each product has similar economic characteristics, distribution, and coverage.

(ii) Specialty Property Operations. Our Specialty Property segment offers specialty personal lines property and casualty insurance products through general and specialty agents with specific binding authority on an admitted basis.

(iii) Farm, Ranch, & Stable Operations. Our Farm, Ranch, & Stable segment provides specialized property and casualty coverage including Commercial Farm Auto and Excess/Umbrella Coverage for the agriculture industry as well as specialized insurance products for the equine mortality and equine major medical industry on an admitted basis. These insurance products are sold through wholesalers and retail agents, with a selected number having specific binding authority. Collectively, our insurance subsidiaries are licensed in all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. The Commercial Specialty, Specialty Property, and Farm, Ranch, & Stable segments comprise our Insurance Operations.

(iv) Reinsurance Operations. Our Reinsurance Operations provide facultative and treaty reinsurance of specialty property and casualty insurance and reinsurance companies. Our Reinsurance Operations segment provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies.

We are incorporated in the State of Delaware as a limited liability company and our principal executive offices are located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, Attn: Thomas M. McGeehan. Our telephone number is (610) 664-1500 and our website address is www.global-indemnity.com. The information contained on our website is not incorporated by reference into this prospectus.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019, in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and in the Scheme Proxy Statement, each filed by GI-Cayman (as predecessor registrant to GI-Delaware) and any future filings made by GI-Delaware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offerings pursuant to the Registration Statement. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. See “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the documents incorporated by reference herein may include forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), in particular, statements about our expectations regarding the redomestication of Global Indemnity group of companies from the Cayman Islands to Delaware pursuant to the Scheme of Arrangement. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, as well as assumptions made by, and information currently available to, the Company’s management, current market trends and market conditions, all of which involve risk and uncertainty, and many of which are outside the Company’s and management’s control. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “potential,” “aim” and similar expressions are used to identify these forward-looking statements.

Particular factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to realize the expected benefits from the redomestication, the occurrence of difficulties or material timing delays in connection with the redomestication, including any material delays related to the ongoing coronavirus (COVID-19) pandemic, any unanticipated costs in connection with the redomestication, any delays, challenges and expenses associated with receiving governmental and regulatory approvals and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in the Cayman Islands, Bermuda, the United States and other jurisdictions following the redomestication.

The foregoing factors are in addition to those factors discussed elsewhere in this prospectus, as well as those in the documents that we incorporate by reference into this prospectus (including, without limitation, the “Risk Factors” sections of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the SEC prior to the date of this prospectus). You may obtain copies of these documents as described under the heading “Where You Can Find Additional Information.”

Except as required under U.S. federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future developments, changes in assumptions or otherwise.

USE OF PROCEEDS

We will receive proceeds from the sale of Class A Common Shares offered by this prospectus only to the extent that equity awards issued under the Plan are exercised for Class A Common Shares covered by this prospectus and are paid for in cash. Pending any specific application, the Registrant may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. The Registrant cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

The Plan permits us to issue Class A Common Shares to our and our Affiliates’ (as defined in the Plan) eligible officers, directors, employees, consultants, persons who at the time of grant may be performing services for the Company and non-employee directors. Class A Common Shares being registered hereunder are issuable pursuant to stock options, restricted stock and other share-based award issued under the Plan.

DESCRIPTION OF THE PLAN

On March 4, 2018, the board of directors of GI Cayman adopted the Plan and on June 13, 2018, GI-Cayman’s shareholders approved of the Plan. The purpose of the Plan is to give the Company a competitive advantage in attracting and retaining officers, employees, consultants and non-employee directors by offering stock options, restricted shares and other stock-based awards.

Administration. The Plan is administered by the Compensation & Benefits Committee (the “Compensation Committee”) of the Board or by a committee of the Board that may be designated from time to time to administer or make certain decisions required under the Plan. Subject to the terms and conditions of the Plan, the Compensation Committee is authorized to determine which eligible participants will be granted awards, determine the number of GI-Delaware Class A Shares covered by an award, determine the terms and conditions of each award granted thereunder, amend awards, determine if amounts payable under an award may be deferred, adopt, alter and repeal any administrative rules and practices governing the Plan, interpret the terms of the Plan and any award granted under the Plan, adopt any sub-plans as necessary, and generally supervise and administer the Plan.

Shares Available for Issuance. As of August 28, 2020, the number of the Company’s GI-Delaware Class A Shares reserved and available for issuance under the Plan was 2,500,000 shares, subject to any applicable increases or decreases as set forth in the terms of the Plan. Shares which have been forfeited to the Company or awards which have been terminated without being exercised, shall be again available for distribution in connection with awards granted under the Plan. Shares delivered or exchanged by a participant as full or partial payment to the Company for the exercise price or withholding taxes of an award shall be again available for purposes of awards under the Plan. The total number of GI-Delaware Class A Shares subject to any stock option grant to any one participant shall not exceed 300,000 shares during each fiscal year of the Company. No one participant may be granted more than 50,000 shares in other share-based awards that are contingent upon the attainment of performance goals in any fiscal year of the Company.

Participants. The following Persons are eligible to be granted awards under the Plan: (i) Persons who are officers, directors, employees or consultants of the Company and/or any of its affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required to perform) services for the Company or any of its affiliates (including, without limitation, officers, directors, employees, affiliates and consultants of FPC); and (iii) non-employee directors of the Company and its affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its affiliates. However, incentive stock options may be granted only to employees of the Company its subsidiaries or its parent. For purposes of the Plan, “FPC” means Fox Paine & Company and its subsidiaries and related entities and all partners, members, directors, employees, shareholders and agents of the foregoing and “Person” includes any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

Terms of Stock Options. The Compensation Committee is authorized to grant and administer stock options (including incentive stock options and nonstatutory stock options) under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, subject to the terms of the Plan. For awards consisting of stock options, the exercise price shall be determined at the time of grant but generally may not be less than the fair market value of the GI-Delaware Class A Shares subject to the option on the date the option is granted. The term of an option generally may not exceed ten years. The exercise price of options is payable in cash, in shares (including by withholding shares deliverable upon the exercise of options), bank check, or such other instrument or method of payment as the Compensation Committee may accept, as set forth in the individual award agreement. The Plan gives the Compensation Committee discretion to determine the exercisability of stock options granted under the Plan.

Generally, unless otherwise determined by the Compensation Committee or specified in the applicable option, employment or consulting agreement, in the event of a termination of a participant’s employment for any reason, other than for cause, the vesting of any awarded stock options ceases, the term of any unvested stock options lapses and any vested and unvested portions will become unexercisable, except the participant shall have 90 days to exercise any stock options that are vested on the date of the participant’s termination. In the event of a termination of a participant’s employment for cause, all outstanding and unexercised stock options, whether vested or unvested, as of the time the participant is notified that his employment is terminated or if the participant voluntarily terminates employment within 90 days after an occurrence of an event that would be grounds for a termination for cause, will be cancelled immediately. Stock options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution or as otherwise permitted under an applicable option agreement to a family member, and are only exercisable during the lifetime of the holder.

Terms of Restricted Shares. The Compensation Committee is authorized to grant and administer restricted shares under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, subject to the terms of the Plan. Each participant receiving restricted shares shall be issued a share certificate in respect of such restricted shares, unless the Compensation Committee elects to use another system to evidence ownership of the restricted shares. Unless otherwise specified in the term of the agreement issuing the restricted shares, upon a participant’s termination for any reason during the relevant restriction period, all unvested restricted shares will be forfeited to the Company, without compensation. Except as provided in the Plan, any participant who is issued restricted shares shall have all the rights of a shareholder of the Company that holds GI-Delaware Class A Shares, including, if applicable, the right to vote the shares and the right to receive cash dividends or distributions.

Terms of Other Share-Based Awards. The Compensation Committee is authorized to grant and administer other share-based awards under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, including if the award is payable in, valued in reference to or based on GI-Delaware Class A Shares, subject to the terms of the Plan. The awards may be given purely as a bonus and not subject to any restrictions or conditions, in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, as share appreciation rights, as share equivalent units, or as awards valued by reference to the book value of the GI-Delaware Class A Shares. Other share-based awards may be given upon the achievement of performance goals, the criteria of which will be determined by the Compensation Committee, subject to the term of the Plan. Subject to the determination of the Compensation Committee, other share-based awards will be entitled to receive dividends or dividend equivalents with respect to the number of GI-Delaware Class A Shares covered by the award, may be subject vesting or forfeiture, may be subject to special waivers of limitations by the Compensation Committee, may be issued for no cash consideration, may be priced as determined by the Compensation Committee and the Compensation Committee will determine the extent to which a participant’s performance goals have been achieved.

Amendments, Adjustments & Termination. The Board or the Compensation Committee may amend, suspend or terminate the Plan, prospectively or retroactively. However, unless otherwise required by law or the Plan, no amendment, suspension or termination shall be made that is adverse to the rights of a participant under any award without such participant’s consent. In some cases, the Plan may not be amended without the approval of the stockholders of GI Cayman to the extent such approval is required under applicable Nasdaq rules, the Internal Revenue Code, and SEC rules. The Compensation Committee may amend the terms of any award that was previously granted, prospectively or retroactively, but no such amendment can be made that is adverse to the rights of the participant thereunder without the participant’s consent. The Plan terminates on March 4, 2023, unless earlier terminated by the Board or the Compensation Committee. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan, a copy of which is filed herewith as Exhibit 4.1.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY, with respect to matters of U.S. federal securities laws. The validity of the securities offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Global Indemnity Limited appearing in our Annual Report (Form 10-K) for the year ended December 31, 2019 (including schedules appearing therein), and the effectiveness of Global Indemnity Limited’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements (and schedules) are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge at our website (www.global-indemnity.com). Our and the SEC’s web addresses have been included as inactive textual references only. The information contained on those websites is expressly not incorporated by reference into this Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated by reference in this registration statement:

(i)	GI-Cayman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020;

(ii)	GI-Cayman’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 8, 2020 and August 10, 2020, respectively;

(iii)	GI-Cayman’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2020;

(iv)

GI-Cayman’s Definitive Proxy Statement on Schedule 14A for the Special Court-Ordered Meeting and Extraordinary General Meeting of Holders of Ordinary Shares of GI-Cayman held on August 25, 2020, filed with the SEC on July 23, 2020 (the “Scheme Proxy Statement”);

(v)	GI-Cayman’s Current Reports on Form 8-K filed with the SEC on February 10, 2020, March 12, 2020, May 29, 2020, June 8, 2020, June 18, 2020, June 23, 2020, July 15, 2020 and August 27, 2020;

(vi)	our Current Report on Form 8-K12B filed with the SEC on August 28, 2020; and

(vii)

the description of GI-Delaware’s Class A Common Shares included in the Scheme Proxy Statement, set forth in the section “Description of Global Indemnity Group, LLC Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Limited Liability Company Agreement that we filed as Exhibit 3.2 to our Current Report on Form 8-K12B filed with the SEC on August 28, 2020.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the SEC and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:

Global Indemnity Group, LLC

Investor Relations

Attn: Thomas M. McGeehan

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004

Telephone: (610) 664-1500

Email: info@global-indemnity.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by the registrant in connection with a distribution of securities registered under this Registration Statement:

Amount to be Paid
SEC registration fee	$—
Legal fees and expenses	20,000
Accounting fees and expenses	6,000
Miscellaneous	4,000

Total	$30,000

Item 15. Indemnification of Directors and Officers.

The Registrant has been formed as a Delaware limited liability company.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to the standards and restrictions set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Our Second Amended and Restated Limited Liability Company Agreement (the “GI-Delaware LLC Agreement”) provides that each current or former director (including, for the avoidance of doubt, each Designated Director (as defined in the GI-Delaware LLC Agreement) and executive officer of GI-Delaware (and each current and former director and executive officer of GI-Delaware’s predecessors (including GI-Cayman) (collectively, “Indemnified Persons”) shall be indemnified to the fullest extent permitted by the DLLCA, against all losses (including expenses) incurred by such Indemnified Persons in connection with any claims involving such Indemnified Persons in their capacity as Indemnified Persons (“Indemnified Claims”); provided, that Indemnified Claims will not include claims brought (i) by such Indemnified Person, unless such claim was authorized by the Board of Directors or is brought to enforce such Indemnified Person’s rights to indemnification under the GI-Delaware LLC Agreement, or (ii) by the Company against such Indemnified Person with the prior approval of the board of directors of GI-Delaware. Notwithstanding the foregoing, Indemnified Persons (i) will not be entitled to indemnification for any claim (including Indemnified Claims) if and to the extent that there has been a final, non-appealable determination that such Indemnified Person engaged in Fraud (as defined in the GI-Delaware LLC Agreement) with respect to such claim and (ii) will.be entitled to indemnification with respect to claims brought by or against such Indemnified Persons that are not Indemnified Claims if they are successful on the merits with respect to such claims pursuant to a final, non-appealable determination.

Indemnified Persons will be entitled, under the GI-Delaware LLC Agreement, to advancement of expenses (including attorneys’ fees) in connection with any Indemnified Claims prior to the resolution thereof upon the receipt by GI-Delaware of an undertaking by or on behalf of such Indemnified Persons to repay such amount if it ultimately shall be determined that the Indemnified Persons are not entitled to be indemnified.

Item 16. Exhibits.

Exhibit No.	Document

4.1	Amended and Restated Global Indemnity Group, LLC 2018 Share Incentive Plan, dated as of August 28, 2020.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-225695 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bala Cynwyd, Pennsylvania, on this August 28, 2020.

GLOBAL INDEMNITY GROUP, LLC

By:	/s/ Cynthia Y. Valko
Cynthia Y. Valko
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Thomas M. McGeehan and Stephen W. Ries, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-225695 and power of attorney have been signed below by the following persons in the capacities indicated on August 28, 2020.

Signature	Title	Date

/s/ Saul A. Fox Saul A. Fox	Director and Chairman of the Board of Directors	August 28, 2020

/s/ Cynthia Y. Valko Cynthia Y. Valko	Chief Executive Officer and Director	August 28, 2020

/s/ James D. Wehr James D. Wehr	Director	August 28, 2020

/s/ Bruce R. Lederman Bruce R. Lederman	Director	August 28, 2020

/s/ Jason B. Hurwitz Jason B. Hurwitz	Director	August 28, 2020

/s/ Michele A. Colucci Michele A. Colucci	Director	August 28, 2020

/s/ Joseph W. Brown Joseph W. Brown	Director	August 28, 2020

/s/ Seth J. Gersch Seth J. Gersch	Director	August 28, 2020